FIRST AMENDMENT TO EVA PLAN ADOPTED FEBRUARY 24, 1997


"In the event bonuses are declared under the EVA Plan for 1997, 1997 will represent year one for all current participants in the plan and the payout percentage for 1997 will be 67% and that the payout percentage for years two through four thereafter will be 50%, 40% and 33%, respectively, and will remain 33% after year four."